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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  May 31, 1994



                             JONES INTERCABLE, INC.
             (Exact name of registrant as specified in its charter)



       Colorado                     1-9953                     84-0613514
(State of Organization)      (Commission File No.)            (IRS Employer
                                                            Identification No.)


                 P.O. Box 3309, Englewood, Colorado 80155-3309
              (Address of principal executive office and Zip Code)


       Registrant's telephone number, including area code (303) 792-3111





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Item 5.  Other Events.

                 Jones Intercable, Inc., a Colorado corporation (the "Registrant") has entered into a Stock Purchase Agreement dated as of May 31, 1994 (the "Stock Purchase Agreement") with Bell Canada International Inc. ("BCI") pursuant to which the Registrant has agreed, among other things, to sell to BCI 7,500,000 shares of Class A Common Stock of Registrant at a price per share of $27.50. By virtue of its acquisition of 2,500,000 shares of Class A Common Stock of Registrant at $22.00 per share in March 1994, BCI is an approximate 13% shareholder of Registrant as of this date. In addition, BCI has agreed to purchase for cash 30% of any Class A Common Stock sold by the Registrant to third parties in the future at a price per share equal to the price received by the Registrant from such third parties until such time as BCI has invested an aggregate of $400 million in the Registrant. Upon the closing of the transactions contemplated by the Stock Purchase Agreement, BCI would hold approximately a 30% equity interest in Registrant. The agreements between the Registrant and BCI also contemplate that BCI will have certain rights with respect to the governance of the Registrant, including the right to nominate up to three directors to the Board of Directors and to jointly nominate, with Jones International, Ltd., up to three independent directors to the Board. The Stock Purchase Agreement is filed as an Exhibit to this Form 8-K and is hereby incorporated herein by reference.

                 In addition, Jones International, Ltd., a Colorado corporation ("International") which is wholly-owned by Glenn R. Jones, and Glenn R. Jones personally (collectively, the "Grantors") have entered into a Transaction Agreement dated as of May 31, 1994 (the "Transaction Agreement"), among themselves, BCI, and Jones Spacelink, Ltd., a Colorado corporation which is the parent company of Registrant ("Spacelink") pursuant to which the Grantors have agreed, among other things, to grant an option to BCI to acquire in the future the shares of Common Stock of Registrant which represent the controlling interest in Registrant. The option will be acquired by BCI for a payment of $19 per share. Except in limited circumstances generally involving the death, incapacitation or resignation of Mr. Jones, the option will only be exercisable during the eighth year after closing under the Stock Purchase Agreement. If exercised, BCI would then hold a sufficient number of shares of Common Stock of Registrant to enable it to elect seventy-five percent (75%) of the Board of Directors of Registrant. The Transaction Agreement is filed as an Exhibit to this Form 8-K and is hereby incorporated herein by reference.

                 Definitive agreements have also been reached whereby BCI will invest in certain affiliates of International. The agreements provide for BCI to invest $18 million





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in Jones Education Networks, Inc. in return for shares of Class A Common Stock of such company representing an approximate 15% interest. Jones Education Networks, Inc. owns approximately 51% of Mind Extension University, Inc., a Colorado corporation in which the Registrant has an approximate 25% interest. In addition, BCI will invest $5 million in Jones Lightwave, Ltd. in return for shares of Class A Common Stock of such company representing an approximate 50% interest. Jones Lightwave, Ltd. is engaged in the alternative access telecommunications business. BCI will also invest $7 million in Jones Entertainment Group, Ltd. which is engaged in the acquisition, production and distribution of original film and entertainment programming, in exchange for shares of Class A Common Stock of such company. This will result in BCI owning an approximate 20% interest in Jones Entertainment Group, Ltd.

                 The Registrant has also entered into an Exchange Agreement and Plan of Reorganization and Liquidation (the "Exchange Agreement") with Spacelink. Pursuant to the Exchange Agreement, the Registrant has agreed to issue 4,100,000 shares of Class A Common Stock of Registrant in exchange for the acquisition of substantially all of the assets of Spacelink and the assumption of all liabilities of Spacelink. Following the consummation of the sale of Spacelink's assets, Spacelink would liquidate and distribute the shares of Class A Common Stock of Registrant received by it in the acquisition and the shares of Common Stock of Registrant currently owned by it to its shareholders on a pro rata basis. In addition, International, which is the majority shareholder of Spacelink, has agreed in the Exchange Agreement to allocate a portion of the Class A Common Stock received by it upon the liquidation of Spacelink to the minority shareholders of Spacelink. After giving effect to this allocation, and assuming the exercise of all outstanding options, each non-dissenting minority shareholder of Spacelink would receive .09629 shares of Registrant's Class A Common Stock and .03567 shares of Registrant's Common Stock for each share of Spacelink stock held on the closing date. The Exchange Agreement is filed as an Exhibit to this Form 8-K and is hereby incorporated herein by reference.

                 The closings of all of the foregoing transactions are expected to occur simultaneously in late 1994. Closing of the BCI investment in the Registrant and closing of the reorganization of Registrant and Spacelink are subject to a number of conditions, including the approval of the shareholders of Registrant, and with respect to the reorganization between Spacelink and Registrant, the approval of the shareholders of Spacelink and the receipt of a favorable tax ruling from the Internal Revenue Service. If such tax ruling is not received, and that condition to closing of the transaction is not waived, the reorganization between Registrant and Spacelink would not occur, and Spacelink would continue to exist as a separate entity. In that event, Spacelink, rather than International and Mr. Jones, would grant the option to BCI on





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the Common Stock of Registrant owned by it, in return for an option payment of
$19 per share of Common Stock.

                 A registration statement covering the 4,100,000 shares of Class A Common Stock to be issued to Spacelink, and a joint proxy statement of Registrant and Spacelink will be filed with the Securities and Exchange Commission. A meeting of the shareholders of the Registrant to approve the Stock Purchase Agreement and the Exchange Agreement is expected to be held in late summer of 1994. A meeting of the Spacelink shareholders to approve the Exchange Agreement will also be held.

                 Jones Financial Group, Ltd., a subsidiary of International, will receive a fee of $2 million from Registrant in connection with its services in arranging and negotiating the transactions between Registrant and BCI. In addition, Registrant shall pay BCI $600,000 as reimbursement of certain expenses incurred by it in connection with the transaction. Such fees shall be payable upon the closing of the transaction wherein BCI makes its investment in Registrant.



Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

                 1. Stock Purchase Agreement dated as of May 31, 1994, between Bell Canada International Inc. and Jones Intercable, Inc.

                 2. Transaction Agreement dated as of May 31, 1994, among Glenn R. Jones, Jones International, Ltd., Bell Canada International Inc. and Jones Spacelink, Ltd.

                 3. Exchange Agreement and Plan of Reorganization and Liquidation dated as of May 31, 1994 by and between Jones Intercable, Inc. and Jones Spacelink, Ltd.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   JONES INTERCABLE, INC.



Dated:  June 6, 1994                               By /s/ Elizabeth M. Steele
                                                          Elizabeth M. Steele
                                                          Vice President





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